                                                                    Exhibit 99.1

      PREIT          NEWS              PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
[GRAPHIC OMITTED]    FOR RELEASE:      200 South Broad Street
                                       Philadelphia, PA 19102
                                       www.preit.com
                                       -------------

                                       Phone:  215-875-0700
                                       Fax:      215-546-7311
                                       Toll Free: 866-875-0700

FOR FURTHER INFORMATION:

AT THE COMPANY                        AT KCSA PUBLIC RELATIONS WORLDWIDE
--------------                        ------------------------------------------
Robert McCadden                       Evan Smith, CFA         Erica Pettit
EVP and CFO                           (Investor Relations)    (Media Relations)
(215) 875-0700                        (212) 896-1251          (212) 896-1248



FOR IMMEDIATE RELEASE
---------------------
November 8, 2004

              PENNSYLVANIA REAL ESTATE INVESTMENT TRUST ANNOUNCES:
                  o 2004 THIRD QUARTER AND NINE MONTH RESULTS
                  o 2004 AND 2005 GUIDANCE
                  o TWO REDEVELOPMENT PLANS

PHILADELPHIA, PA, November 8, 2004, Pennsylvania Real Estate Investment Trust ("PREIT") (NYSE: PEI) today announced its results for the third quarter and nine months ended September 30, 2004. Net income available to common shareholders for the third quarter of 2004 was $0.30 per diluted share. Funds From Operations ("FFO") per common share and Operating Partnership unit ("share") for the third quarter of 2004 was $0.86, which was in line with the Company's guidance provided in August 2004.

2004 THIRD QUARTER HIGHLIGHTS

o Income from continuing operations for the third quarter of 2004 increased by 37.2% to $12.7 million from $9.2 million in the third quarter of 2003.

o Net income available to common shareholders for the third quarter of 2004 decreased to $10.9 million from $34.9 million in the third quarter of 2003. Net income in the third quarter of 2004 included income from discontinued operations of $1.6 million compared to $25.7 million in the third quarter of 2003.

o Net income available to common shareholders for the third quarter of 2004 was $0.30 per diluted share, a decrease from $1.76 per diluted share in the third quarter of 2003. Net income per diluted share in the third quarter of 2004 included income from discontinued operations of $0.04 per share compared to $1.29 per share in the third quarter of 2003.

o FFO for the third quarter of 2004 increased by 138.7% to $34.6 million from $14.5 million in the third quarter of 2003.

o FFO per share increased by 28.4% to $0.86 in the third quarter of 2004 from $0.67 in the third quarter of 2003.

o Net Operating Income ("NOI") from continuing operations for the third quarter of 2004 increased by 104.0% to $66.2 million from $32.5 million in the third quarter of 2003.

    o Same store NOI for the Company's retail portfolio increased by 10.8% from the third quarter of 2003.

PREIT Announces Third Quarter 2004 Results
November 8, 2004
Page 2

See the financial tables on pages 11 and 12 for a reconciliation of the terms FFO, NOI and earnings before interest, taxes, depreciation and amortization ("EBITDA") as used in this release to net income, the most directly comparable GAAP measure.

Ronald Rubin, Chairman and Chief Executive Officer of PREIT, stated, "Our third quarter and same store results reflect the inherent quality of our properties and our ability to generate profits from within our portfolio. As evidenced by our recently announced transactions, we continue to make moves designed to enhance our portfolio and maximize the return for our shareholders. We will continue to pursue opportunities within our core markets and targeted regions in the Southeast to provide additional growth potential and leverage the development, redevelopment, leasing and general management strength of the Company."

During 2003, the Company completed the sale of all the properties and joint venture investments that comprised its multifamily portfolio. Prior to the third quarter of 2003, the Company sold 13 of its 15 wholly-owned multifamily properties and two of its four joint-venture multifamily properties. In the third quarter of 2003, the Company sold the remaining two wholly-owned properties and the remaining two joint-venture properties. The two wholly-owned multifamily properties are classified as discontinued operations on the consolidated statement of income for the third quarter of 2003. The two joint-venture multifamily properties are included as continuing operations for the third quarter of 2003. The 15 wholly-owned multifamily properties are classified as discontinued operations on the consolidated statements of income for the nine months ended September 30, 2003. The four joint-venture multifamily properties are included as continuing operations for the nine months ended September 30, 2003.

On September 28, 2004, PREIT announced that it had completed the sale of five non-core malls acquired in the November 2003 merger with Crown American Realty Trust ("Crown"). These five malls, Bradley Square Mall in Cleveland, Tennessee; Martinsburg Mall in Martinsburg, West Virginia; Mount Berry Square Mall in Rome, Georgia; Shenango Valley Mall in Hermitage, Pennsylvania; and West Manchester Mall in York, Pennsylvania, are classified as discontinued operations on the consolidated statement of income. A sixth mall, Schuylkill Mall in Frackville, Pennsylvania, also acquired in the merger with Crown, continues to be held for sale by the Company and is classified as such on the balance sheet. Additionally, the Company announced that on August 31, 2004, it had sold its 60% ownership interest in Rio Grande Mall, in Rio Grande, New Jersey, which is classified as continuing operations on the income statement.

THIRD QUARTER RESULTS
Net income available to common shareholders for the third quarter ended September 30, 2004 was $10,865,000, or $0.30 per diluted share, based on 35,994,000 weighted average common shares outstanding (diluted), compared with $34,924,000, or $1.76 per diluted share, based on 19,871,000 weighted average common shares outstanding (diluted) for the third quarter of 2003. Net income for the third quarter of 2004 included gains of $1,529,000 from the sale of PREIT's 60% interest in Rio Grande Mall in Rio Grande, New Jersey. There was no gain or loss from the sale of the five non-core malls. Net income for the third quarter of 2003 included gains on sale of $33,955,000, including $27,726,000 from the sale of two wholly-owned multifamily properties and $6,229,000 from the sale of the Company's interests in two joint venture multifamily properties.

PREIT Announces Third Quarter 2004 Results
November 8, 2004
Page 3

For the third quarter of 2004, the Company's FFO increased by 138.7% to $34,622,000 from $14,502,000 for the third quarter of 2003.

FFO per share increased by 28.4% to $0.86 in the third quarter of 2004 from $0.67 in the third quarter of 2003. Weighted average shares outstanding increased to 40,131,000 for the third quarter of 2004 from 21,537,000 for the third quarter of 2003.

NOI from continuing operations from wholly-owned properties and the Company's proportionate share of partnerships and joint venture properties increased by 104.0% to $66,245,000 for the third quarter of 2004 from $32,472,000 for the third quarter of 2003.

The results of the third quarter of 2004 reflect the acquisition of 26 wholly-owned shopping malls and the remaining 50% interest in Palmer Park Mall in Easton, Pennsylvania as a result of the Company's merger with Crown on November 20, 2003. The results of the third quarter of 2004 also reflect the purchase in 2003 of the remaining 70% interest in Willow Grove Park in Willow Grove, Pennsylvania and the purchase of The Gallery at Market East II in Philadelphia, Pennsylvania in May 2004, as well as the disposition of the Company's two wholly-owned multifamily properties during the third quarter of 2003.

Revenues in the third quarter of 2004 were reduced by $185,000 due to the amortization of above- and below-market lease intangibles (application of Statement of Financial Accounting Standards ("SFAS") No. 141) compared to $237,000 in the third quarter of 2003. Interest expense for the third quarter of 2004 was reduced by $4,830,000 due to debt premium amortization compared to $1,742,000 in the third quarter of 2003.

The share amounts that were used to calculate net income per diluted share were affected by the increase in weighted average shares outstanding, primarily as a result of 6.3 million common shares issued in connection with the Company's public offering in August 2003 and the 11.7 million common shares issued in connection with the merger with Crown in November 2003. FFO per share was also affected by the 1.7 million Operating Partnership units issued in connection with the merger with Crown in November 2003, and 0.6 million Operating Partnership units issued in connection with the acquisition of the remaining ownership interest in Cherry Hill Mall in June 2004.

NINE-MONTH RESULTS
Net income available to common shareholders for the nine months ended September 30, 2004 was $24,414,000, or $0.67 per diluted share, based on 35,819,000 weighted average shares of beneficial interest outstanding (diluted) compared to $184,538,000, or $10.32 per diluted share, based on 17,874,000 weighted average shares of beneficial interest outstanding (diluted) for the nine months ended September 30, 2003. Net income for the nine months ended September 2004 included gains of $1,529,000 from the sale of PREIT's 60% interest in Rio Grande Mall in Rio Grande, New Jersey. There was no gain or loss from the sale of the five non-core malls. Net income for the nine months ended September 30, 2003 included gains on sale of $189,668,000, consisting of $177,926,000 from the sale of 15 wholly-owned multifamily properties, $10,630,000 from the sale of the Company's interest in four joint venture multifamily properties and $1,112,000 from the sale of land at Crest Plaza Shopping Center, Allentown, Pennsylvania to Target.

PREIT Announces Third Quarter 2004 Results
November 8, 2004
Page 4

FFO for the nine months ended September 30, 2004 totaled $102,060,000, an increase of 149.7% over $40,877,000 for the comparable nine-month period in 2003.

FFO per share for the nine month period ended September 30, 2004 increased by 22.4% to $2.57 based on 39,539,000 weighted average shares outstanding, compared to $2.10 per share based on 19,498,000 weighted average shares outstanding for the nine months ended September 30, 2003.

NOI from continuing operations from wholly-owned properties and the Company's proportionate share of partnerships and joint venture properties totaled $194,536,000 for the nine months ended September 30, 2004, an increase of 147.7% compared to $78,544,000 for the nine months ended September 30, 2003.

The results of the nine months ended September 30, 2004 reflect the acquisition of 26 wholly-owned shopping malls and the remaining 50% interest in Palmer Park Mall in Easton, Pennsylvania as a result of the Company's merger with Crown on November 20, 2003. These results also reflect the 2003 acquisition of six shopping malls from The Rouse Company, the purchase in 2003 of the remaining 70% interest in Willow Grove Park in Willow Grove, Pennsylvania and the purchase of The Gallery at Market East II in Philadelphia, Pennsylvania, as well as the disposition of the Company's 15 wholly-owned multifamily properties and the four joint venture multifamily properties that were also sold in 2003.

RETAIL PERFORMANCE & OCCUPANCY LEVELS
In the third quarter of 2004, same store NOI for the Company's retail portfolio increased by 10.8%, or $3,050,000, compared to the third quarter of 2003, primarily as a result of improved operating results from the properties acquired from The Rouse Company in 2003, increased revenues at Dartmouth Mall and Magnolia Mall, both of which are benefiting from prior year redevelopment initiatives, and lease termination revenue of $1,500,000 received from Dick's Sporting Goods at Northeast Tower Center in Philadelphia, Pennsylvania. During the third quarter, the Company executed a lease with Ross Dress For Less at Northeast Tower Center for 30,000 square feet. Ross Dress For Less will occupy a part of the 45,000 square foot space that was previously occupied by Dick's Sporting Goods.

Same store results represent property operating results for retail properties that the Company owned for the full periods presented and continues to own. Same store results exclude the results of properties that have undergone or were undergoing redevelopment during the applicable periods, as well as properties acquired or disposed of during the periods presented.

Occupancy in the Company's same store retail portfolio was 89.1% as of September 30, 2004, a decrease from 89.6% as of September 30, 2003. The Company's same store mall properties reported sales of $345 per square foot in the trailing twelve months ended September 30, 2004, as compared to $342 per square foot in the comparable period ended September 30, 2003.

The Company's enclosed malls were 90.3% occupied as of September 30, 2003, compared to 90.2% as of June 30, 2004, and sales per square foot in the trailing twelve months ended September 30, 2004 were reported at $323 per square foot compared to $318 per square foot for the trailing twelve months ended June 30, 2004.

The Company's power centers were 96.8% occupied as of September 30, 2004, compared to 98.0% as of June 30, 2004.

PREIT Announces Third Quarter 2004 Results
November 8, 2004
Page 5

LEASING UPDATE
During the third quarter of 2004, the Company executed 160 retail leases encompassing 669,300 square feet at an average rent per square foot of $16.60. New leases for previously leased space accounted for 32 transactions totaling 67,026 square feet at an average rent of $35.34, or $3.48 higher than the average rent per square foot at the time of expiration. Renewed leases included an anchor lease for 91,164 square feet with a base rent of $1.86 per square foot, and 93 additional leases for 408,999 square feet with at an average renewal base rent of $15.71, an increase of $0.48 per square foot over the rent at expiration under such additional leases. The Company also executed transactions for 34 formerly vacant spaces totaling 102,111 square feet with an average rent of $20.97 per square foot.

PORTFOLIO COMPOSITION
The Company ended the third quarter of 2004 with investments in real estate (excluding assets held for sale) of $2,541,380,000, an increase of $12,795,000 from $2,528,585,000 at the end of the second quarter of 2004.

Jonathan B. Weller, PREIT's Vice Chairman, commented, "We are excited about our previously announced pending acquisitions and recent dispositions. We are improving our core portfolio by adding Orlando Fashion Square in Orlando, Florida and Cumberland Mall in Vineland, New Jersey. These are both strong malls located in growth markets. With Orlando Fashion Square, we will be expanding our property base in the Southeast, which is consistent with a previously stated goal. In addition, upon the acquisition of Cumberland Mall, we will own a property that we have successfully managed and leased since 1997 and will further solidify our position in our core geographic market. We believe that the strong tenant mix, the opportunity for additional tenants, and the potential for increased rent from these malls will add value to our portfolio."

CAPITAL RESOURCES
Robert McCadden, PREIT's Executive Vice President and CFO, commented, "During this quarter, we sold five non-core malls and one strip center for combined net proceeds of approximately $112.6 million. The Company used $107 million of these proceeds to pay down its unsecured line of credit, and currently has approximately $386 million available under this facility. We believe that the Company has adequate liquidity for its pending acquisitions and its redevelopment and development activities."

2004 AND 2005 FORECAST
The Company estimates that, for the calendar year 2004, net income available to common shareholders will be between $1.09 and $1.14 per share and that FFO will be between $3.60 and $3.65 per share. The Company estimates that, for the calendar year 2005, net income available to common shareholders will be between $1.07 and $1.19 per share and that FFO per share will be between $3.69 and $3.81.

PREIT Announces Third Quarter 2004 Results
November 8, 2004
Page 6

--------------------------------- ------------------------------- -------------------------
ESTIMATED PER SHARE               CALENDAR YEAR 2004              CALENDAR YEAR 2005
--------------------------------- ------------------------------- -------------------------
Net income available to common    $1.09 -  $1.14                  $1.07 - $1.19
shareholders
--------------------------------- ------------------------------- -------------------------
(Gain)/Loss on sales                   ($0.02)                          $0.0
--------------------------------- ------------------------------- -------------------------
Depreciation and amortization           $2.53                           $2.62
(includes Company's
proportional share of joint
ventures), net of minority
interest
--------------------------------- ------------------------------- -------------------------
FFO                               $3.60 -  $3.65                  $3.69 -  $3.81
--------------------------------- ------------------------------- -------------------------

The Company's business plan for its retail assets currently assumes approximately $100 million in capital expenditures in 2005, including $65 million in identified redevelopment activities, $15 million for improvements and $20 million related to leasing.

Edward Glickman, PREIT's President and COO, commented, "FFO for this quarter was $0.86 per share, which was in line with the Company's expectations. This represents the fourth consecutive quarter since the merger with Crown American that the Company has either met, or exceeded, its earnings guidance, demonstrating that we can operate and manage effectively at our new scale."

REDEVELOPMENT ACTIVITIES
CAPITAL CITY MALL, CAMP HILL, PENNSYLVANIA
PREIT announced today a redevelopment plan for Capital City Mall in Harrisburg, Pennsylvania. The 609,000 square foot center is anchored by Hecht's, JC Penney, and Sears department stores. The plan calls for creating a new eight-bay food court and two family-themed restaurant locations in the place of an undersized theater that is currently operating on a month-to-month basis. The existing food court space will be redeveloped into a lifestyle wing with 30,000 square feet of specialty retail space. As of September 30, 2004, the occupancy for the mall was 98.4% and sales for the trailing twelve months were $345 per square foot. PREIT's total investment in the project is projected to be approximately $11 million, with an expected return on its incremental investment of approximately 10.5%.

Construction on the project is scheduled to begin in the first quarter of 2005, with the new food court and restaurants expected to commence operations in the fourth quarter of 2005. The lifestyle wing is expected to open in the second quarter of 2006. In addition to the food court and lifestyle components of the project, PREIT will make approximately $2 million in improvements to the existing mall common area.

NEW RIVER VALLEY MALL, CHRISTIANSBURG, VIRGINIA
PREIT also announced today a redevelopment plan for New River Valley Mall in Christiansburg, Virginia. The 428,000 square foot center is anchored by Belk, JCPenney and Sears. Regal Cinemas, currently operating a 31,000 square foot theater in the mall with 11 screens and regular seating, will relocate to a new 53,000 square foot, free-standing location to be built near the mall's perimeter road. The new theater will be a state-of-the-art stadium seating facility with 14 screens and seating capacity for more than 2,500 patrons. It is scheduled to open in the second quarter of 2006. PREIT's investment in the redevelopment is expected to be approximately $8.0 million and a 10.5% return on its incremental investment is anticipated.

PREIT Announces Third Quarter 2004 Results
November 8, 2004
Page 7

Peebles Department Store vacated the center in January 2004. A portion of the former Peebles building will be demolished and the remaining 20,000 square feet of the former store space will be used to develop additional specialty store and restaurant space for the mall.

DIVIDEND DECLARATION
On October 29, 2004, PREIT announced that its Board of Trustees has declared a quarterly cash dividend of $0.54 per common share. The dividend will be paid on December 15, 2004, to common shareholders of record on December 1, 2004. The December 15, 2004 dividend payment will be PREIT's 111th consecutive distribution since its initial dividend paid in August 1962. Throughout its history, the Company has never omitted or reduced a shareholder dividend.

PREIT also announced on October 29, 2004, that its Board of Trustees has declared a regular quarterly dividend of $1.375 per share on its 11.00% senior preferred shares. The dividend will be paid on December 15, 2004 to holders of record on December 1, 2004.

A copy of the Company's Distribution Reinvestment and Share Purchase Plan prospectus, enrollment forms and other information is available on the Company's web site at www.preit.com under Investor Information, or by calling American Stock Transfer & Trust Company at (800) 278-4353, or the Company at (215) 875-0735. You should read the prospectus carefully before making any investment decisions.

OTHER EVENTS
COMPLETION OF SALE OF FIVE MALLS AND ONE STRIP CENTER
On September 28, 2004, the Company issued a press release announcing that it completed the sale of five non-core malls for a sale price of approximately $110.7 million. The net cash proceeds from the sale of the malls were approximately $108.5 million after closing costs and adjustments.

In that press release, PREIT also announced that on August 31, 2004, it sold its 60% ownership interest in Rio Grande Mall, a 166,000 square foot strip center in Rio Grande, New Jersey, to an affiliate of its joint venture partner in this property, for net proceeds of $4.1 million.

REDEVELOPMENT OF PATRICK HENRY MALL
On August 5, 2004, PREIT issued a press release announcing a redevelopment plan for Patrick Henry Mall in Newport News, Virginia.

SUBSEQUENT EVENTS
AGREEMENT TO ACQUIRE ORLANDO FASHION SQUARE
On October 19, 2004, PREIT announced that it has signed a binding agreement to acquire Orlando Fashion Square in Orlando, Florida, for approximately $123.5 million. The transaction is expected to be completed in the fourth quarter of 2004.

PREIT Announces Third Quarter 2004 Results
November 8, 2004
Page 8

AGREEMENT TO ACQUIRE CUMBERLAND MALL
On October 11, 2004, PREIT issued a press release announcing that it has reached an agreement with the owners of Cumberland Mall Associates to acquire Cumberland Mall in Vineland, New Jersey for approximately $59.5 million. The transaction is expected to be completed in the fourth quarter of 2004.

PREIT-Rubin, Inc. has managed and leased the mall since 1997 for Cumberland Mall Associates. Ronald Rubin, PREIT's Chairman and Chief Executive Officer, and George Rubin, Vice Chairman of PREIT and a PREIT trustee, indirectly own a substantial interest in Cumberland Mall Associates, and also control the entity that owns the adjacent undeveloped parcel. A committee of non-management trustees was organized to evaluate the transactions on behalf of PREIT. The committee obtained an independent appraisal and found the purchase price fair to the Company. PREIT's Board of Trustees also approved the transaction.

MEMORANDUM OF UNDERSTANDING REGARDING VALLEY VIEW DOWNS
On October 7, 2004, PREIT filed a Current Report on Form 8-K to report that it had entered into a binding memorandum of understanding with Valley View Downs, LP and Centaur Pennsylvania, LLC which contemplates that PREIT will manage the development of a harness racetrack and a casino accommodating up to 3,000 slot machines on an approximately 218 acre property located 35 miles northwest of Pittsburgh, Pennsylvania. PREIT will acquire this property and lease it to Valley View for the construction and operation of a harness racetrack and an alternative gaming casino and related facilities. Valley View currently holds options to acquire the property. Neither PREIT nor any of its affiliates have any ownership interest in Centaur or in Valley View or its assets, including any harness racing or gaming licenses.

DEFINITIONS
The National Association of Real Estate Investment Trusts ("NAREIT") defines Funds From Operations ("FFO"), which is a non-GAAP measure, as income before gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. FFO is a commonly used measure of operating performance and profitability in the REIT industry, and we use FFO as a supplemental non-GAAP measure to compare our company's performance to that of our industry peers. In addition, we use FFO as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not include gains (losses) on sale of real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions.

PREIT Announces Third Quarter 2004 Results
November 8, 2004
Page 9

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of real estate and depreciation and amortization of real estate.

Net operating income ("NOI"), which is a non-GAAP measure, is derived from revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization, income from discontinued operations and gains on sales of interests in real estate.

EBITDA is earnings before interest, taxes, depreciation and amortization. On a property level, EBITDA and NOI are equivalent; however, certain corporate revenues and expenses are added and deducted to/from NOI to derive EBITDA on a company wide basis. Specifically, management company revenues and interest income are added to NOI while corporate payroll and other general and administrative expenses are deducted from NOI to calculate EBITDA. The Company believes that net income is the most directly comparable GAAP measurement to EBITDA. The Company believes that EBITDA helps the Company and its investors evaluate the ongoing operating performance of its properties and facilitate comparisons with other REITs and real estate companies. These measures assist management by providing a baseline to assess property-level results, particularly as the Company acquires or sells assets. The EBITDA measures presented by the Company may not be comparable to other similarly titled measures used by other companies.

CONFERENCE CALL INFORMATION
The Company has scheduled a conference call for 3:00 P.M. EASTERN TIME TODAY to review its third quarter results, recent developments, market trends and future outlook. To listen to the call, please dial (877) 691-0878 (domestic) or (973) 935-8505 (international) at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the Internet at the Company website at www.preit.com or at www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company's website at www.preit.com under the Investor Relations tab in Supplemental Disclosures.

PREIT Announces Third Quarter 2004 Results
November 8, 2004
Page 10

For interested individuals unable to join the conference call, a replay of the call will be available through NOVEMBER 22, 2004, at (877) 519-4471 (domestic) or (973) 341-3080 (international), (PASSCODE: 5342815) The online archive of the webcast will be available for 14 days following the call.

ABOUT PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers (approximately 31.0 million square feet) located in the eastern United States. PREIT's portfolio currently consists of 52 properties in 12 states. PREIT's portfolio includes 35 shopping malls, 13 strip and power centers and four industrial properties. PREIT is headquartered in Philadelphia, Pennsylvania. PREIT's website can be found at www.preit.com.

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect PREIT's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Additionally, there can be no assurance that PREIT's actual results will not differ significantly from the forecast and estimates set forth above. PREIT's business is subject to uncertainties regarding the revenues, operating expenses, leasing activities, occupancy rates, and other competitive factors relating to PREIT's portfolio and changes in local market conditions as well as general economic, financial and political conditions, including the possibility of outbreak or escalation of war or terrorist attacks, any of which may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Specifically, there can be no assurance that the anticipated operating income from Orlando Fashion Square or Cumberland Mall will be realized, or that all of the conditions to the closing of each of these transactions will be satisfied; nor can there be any assurance that Valley View Downs will obtain the required licenses for the operation of its planed facilities. PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT's Annual Report on Form 10-K for the year ended December 31, 2003.


                            [FINANCIAL TABLES FOLLOW]
                                      # # #
                ** A SUPPLEMENTAL QUARTERLY FINANCIAL PACKAGE **
          WILL BE AVAILABLE ON THE COMPANY'S WEB SITE AT WWW.PREIT.COM.

PREIT Announces Third Quarter 2004 Results
November 8, 2004
Page 11
                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                            SELECTED FINANCIAL DATA

----------------------------------------
FUNDS FROM OPERATIONS                                                 Three Months Ended                   Nine Months Ended
----------------------------------------                      ----------------------------------  ---------------------------------
(In thousands, except per share amounts)                         Sept 30, 2004     Sept 30, 2003      Sept 30, 2004   Sept 30, 2003
                                                              ------------------   -------------   ------------------ -------------
Net income                                                       $ 14,268           $ 34,924         $  34,623         $ 184,538
  Minority interest in Operating Partnership                        1,525                989             3,362             2,099
  Minority interest in Operating Partnership-discontinued
    operations                                                        198              2,382               599            18,268
  Dividends on preferred  shares                                   (3,403)                 -           (10,209)                -
  Gains on sales of interests in real estate                       (1,529)            (6,229)           (1,529)          (11,742)
  Gains on dispositions of discontinued operations                      -            (27,726)              550          (177,926)
  Depreciation and amortization:
       Wholly owned & consolidated partnerships, net               22,561 (a)          9,127 (a)        71,443 (a)        19,504 (a)
       Unconsolidated partnerships & joint ventures                 1,002 (a)          1,035 (a)         3,221 (a)         3,827 (a)
       Discontinued operations                                                             -                               2,309
                                                                 --------           --------          --------          --------
FUNDS FROM OPERATIONS                                            $ 34,622 (b)       $ 14,502 (b)      $102,060(b)       $ 40,877 (b)
                                                                 ========           ========          ========          ========

FUNDS FROM OPERATIONS PER SHARE AND OP UNITS                        $0.86              $0.67             $2.57             $2.10
                                                                 ========           ========          ========          ========

Weighted average number of shares outstanding                      35,695             19,488            35,539            17,560
Weighted average effect of full conversion of OP units              4,436              2,049             4,102             1,938
                                                                 --------           --------          --------          --------
Total weighted average shares outstanding, including OP units      40,131             21,537            39,641            19,498
                                                                 --------           --------          --------          --------

Weighted average number of preferred shares                         2,475                  -             2,475                 -
                                                                 --------           --------          --------          --------

a) Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.
b) Includes the non-cash effect of straight-line rents of $1,270 and $765 for the 3rd quarter 2004 and 2003, respectively, and $3,837 and $1,750 for the nine months ended September 30, 2004 and 2003, respectively.

----------------------------------------                               Three Months Ended                   Nine Months Ended
OPERATING RESULTS                                               ----------------------------------  --------------------------------
----------------------------------------                         Sept 30, 2004      Sept 30, 2003    Sept 30, 2004     Sept 30, 2003
(In thousands, except per share amounts)                        --------------      -------------    --------------    -------------
REVENUE:
      Real estate revenues:
      Base rent                                                    $ 62,274           $ 29,331          $ 185,647          $ 62,824
      Percentage rent                                                 1,647                469              5,131               948
      Expense reimbursements                                         29,870             13,553             86,407            26,389
      Lease termination revenue                                       1,691                 27              2,678               285
      Other real estate revenues                                      2,063                592              6,065             1,712
                                                                   --------           --------          ---------          --------
      Total real estate revenues                                     97,545             43,972            285,928            92,158
                                                                   --------           --------          ---------          --------
      Management Company revenue                                      1,831              1,475              5,630             7,311
      Interest and other income                                         180                217                865               552
                                                                   --------           --------          ---------          --------
      Total revenues                                                 99,556             45,664            292,423           100,021
                                                                   --------           --------          ---------          --------
EXPENSES:
      Property operating expenses:
      Property payroll and benefits                                  (7,344)            (2,596)           (19,539)           (5,231)
      Real estate and other taxes                                    (8,525)            (4,726)           (26,446)           (8,937)
      Utilities                                                      (7,697)            (3,621)           (21,038)           (5,112)
      Other operating expenses                                      (12,243)            (6,225)           (38,733)          (12,973)
                                                                   --------           --------          ---------          --------
      Total property operating expenses                             (35,809)           (17,168)          (105,756)          (32,253)
                                                                   --------           --------          ---------          --------
      Depreciation and amortization                                 (22,684)            (9,192)           (71,830)          (19,699)
      General and administrative expenses:
      Corporate payroll and benefits                                 (7,336)            (4,274)           (22,591)          (12,907)
      Other general and administrative expenses                      (4,199)            (4,048)           (11,533)           (9,261)
                                                                   --------           --------          ---------          --------
      Total general & administrative expenses                       (11,535)            (8,322)           (34,124)          (22,168)
                                                                   --------           --------          ---------          --------
      Interest expense                                              (18,293)            (8,483)           (53,858)          (21,626)
                                                                   --------           --------          ---------          --------
      Total expenses                                                (88,321)           (43,165)          (265,568)          (95,746)
Income before equity in income of partnerships and joint
ventures, gains on sales of interests in real estate, minority
interest and discontinued operations                                 11,235              2,499             26,855             4,275
Equity in income of partnerships and joint ventures                   1,496              1,821              4,909             5,621
Gains on sales of interests in real estate                            1,529              6,229              1,529            11,742
                                                                   --------           --------          ---------          --------
Income before minority interest and discontinued operations          14,260             10,549             33,293            21,638
      Minority interest in properties                                   (48)              (311)              (545)             (518)
      Minority interest in Operating Partnership                     (1,525)              (989)            (3,362)           (2,099)
                                                                   --------           --------          ---------          --------
Income from continuing operations                                    12,687              9,249             29,386            19,021
                                                                   --------           --------          ---------          --------
Discontinued operations:
      Income from discontinued operations                             1,784                331              6,406             5,859
      Gains on disposition of discontinued operations                     -             27,726               (550)          177,926
      Minority interest in properties                                    (5)                 -                (20)                -
      Minority interest in Operating Partnership                       (198)            (2,382)              (599)          (18,268)
                                                                   --------           --------          ---------          --------
Total discontinued operations                                         1,581             25,675              5,237           165,517
                                                                   --------           --------          ---------          --------
Net income                                                         $ 14,268           $ 34,924          $  34,623          $184,538
      Dividends on preferred shares                                  (3,403)                 -            (10,209)                -
                                                                   --------           --------          ---------          --------
Net income available to common shareholders                        $ 10,865           $ 34,924          $  24,414          $184,538
                                                                   ========           ========          =========          ========

BASIC EARNINGS PER SHARE
      From continuing operations                                   $   0.26           $   0.47          $    0.52          $   1.08
      From discontinued operations                                 $   0.04           $   1.32          $    0.15          $   9.43
TOTAL BASIC EARNINGS PER SHARE                                     $   0.30           $   1.79          $    0.67          $  10.51
                                                                   ========           ========          =========          ========

DILUTED EARNINGS PER SHARE
      From continuing operations                                   $   0.26           $   0.47          $    0.52          $   1.06
      From discontinued operations                                 $   0.04           $   1.29          $    0.15              9.26
                                                                   --------           --------          ---------          --------
TOTAL DILUTED EARNINGS PER SHARE                                   $   0.30           $   1.76          $    0.67          $  10.32
                                                                   ========           ========          =========          ========

Weighted average number of shares outstanding (diluted)              35,994             19,871             35,819            17,874
                                                                   --------           --------          ---------          --------

PREIT Announces Third Quarter 2004 Results
November 8, 2004
Page 12
                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                            SELECTED FINANCIAL DATA

---------------------------------                         Three Months Ended                     Nine Months Ended
EQUITY IN INCOME OF PARTNERSHIPS                     ------------------------------       --------------------------------
AND JOINT VENTURES                                   Sept 30,2004     Sept 30, 2003       Sept 30,2004       Sept 30, 2003
---------------------------------                    ------------     -------------       ------------       -------------
(In thousands)
Gross revenues from real estate                        $ 13,388        $  19,688           $ 42,599            $  66,314
                                                       ========        =========           ========            =========
Expenses:
   Property mangagement expenses                         (4,234)          (6,833)           (13,382)             (22,623)
   Mortgage interest expense                             (4,093)          (6,331)           (12,684)             (21,121)
   Depreciation and amortization                         (1,980)          (2,983)            (6,373)             (11,180)
                                                       --------         --------           --------            ---------
Total expenses                                          (10,307)         (16,147)           (32,439)             (54,924)
                                                       --------         --------           --------            ---------
Net revenues from real estate                             3,081            3,541             10,160               11,390
Less: Partners' share                                    (1,557)          (1,744)            (5,140)              (5,707)
                                                       --------         --------           --------            ---------
Company's share                                           1,524            1,797              5,020                5,683
Amortization of excess investment                           (28)              24               (111)                 (62)
EQUITY IN INCOME OF PARTNERSHIPS                                                                                       -
       AND JOINT VENTURES                              --------         --------           --------            ---------
                                                       $  1,496         $  1,821           $  4,909            $   5,621
                                                       ========         ========           ========            =========

                 SUPPLEMENTAL INFORMATION FOR WHOLLY OWNED PROPERTIES
       AND THE COMPANY'S PROPORTIONATE SHARE OF PARTNERSHIPS AND JOINT VENTURES

----------------------------------------------                  Three Months Ended                  Nine Months Ended
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION              ------------------------------     -------------------------------
AND AMORTIZATION ("EBITDA")                                Sept 30,2004     Sept 30, 2003     Sept 30,2004      Sept 30, 2003
----------------------------------------------             ------------     -------------     ------------      --------------
(In thousands)
Gross revenues                                                $ 97,545       $ 43,972         $ 285,928             $ 92,158
Operating expenses                                             (35,809)       (17,168)         (105,756)             (32,253)
Net operating income: wholly-owned properties                   61,736         26,804           180,172               59,905
Company's proportionate share of partnerships and
  joint ventures net operating income                            4,509          5,668            14,364               18,639
                                                             ---------       --------         ---------            ---------
Combined net operating income - continuing operations           66,245 (1)     32,472 (1)       194,536 (1)           78,544 (1)
Interest and other income                                          180            217               865                  552
Management company revenue                                       1,831          1,475             5,630                7,311
Total general & administrative expenses                        (11,535)        (8,322)          (34,124)             (22,168)
                                                             ---------       --------         ---------            ---------
EBITDA                                                       $  56,721 (2)   $ 25,842  (2)    $ 166,907 (2)        $  64,239 (2)
                                                             =========       ========         =========            =========

1) NOI including the impact of disposed real estate assets was $68,864 and $32,974 for the 3 months ended 9/30/04 and 9/30/03, respectively. NOI including the impact of disposed real estate assets was $ 203,548 and $ 91,922 for the 9 months ended 9/30/04 and 9/30/03, respectively.
2) EBITDA including the impact of disposed real estate assets was $59,340 and $26,343 for the 3 months ended 9/30/04 and 9/30/03, respectively. EBITDA including the impact of disposed real estate assets was $175,919 and $77,617 for the 9 months ended 9/30/04 and 9/30/03, respectively.

-----------------------------------------------------                  Three Months Ended                   Nine Months Ended
RECONCILIATION OF NET INCOME TO PROPERTY LEVEL EBITDA           --------------------------------     ------------------------------
AND TO PROPERTY LEVEL NET OPERATING INCOME                      Sept 30,2004       Sept 30, 2003     Sept 30,2004     Sept 30, 2003
-----------------------------------------------------           ------------       -------------     ------------     -------------
(In thousands)
Net income                                                        $  14,268          $  34,924         $ 34,623         $ 184,538
Minority interest in Operating Partnership                            1,525                989            3,362             2,099
Minority interest in properties                                          48                311              545               518
Equity in income from partnerships and joint ventures                (1,496)            (1,821)          (4,909)           (5,621)
Company's proportionate share of partnerships and
  joint ventures net operating income                                 4,509              5,668           14,364            18,639
Gains on sales of interests in real estate                           (1,529)            (6,229)          (1,529)          (11,742)
Income from discontinued operations                                  (1,581)           (25,675)          (5,237)         (165,517)
Depreciation and amortization                                        22,684              9,192           71,830            19,699
Interest expense                                                     18,293              8,483           53,858            21,626
                                                                  ---------          ---------        ---------         ---------
Property level EBITDA                                                56,721             25,842          166,907            64,239
Interest and other income                                             (180)               (217)            (865)             (552)
Management company revenue                                           (1,831)            (1,475)          (5,630)           (7,311)
Total general & administrative expenses                              11,535              8,322           34,124            22,168
                                                                  ---------          ---------        ---------         ---------
PROPERTY LEVEL NET OPERATING INCOME - CONTINUING OPERATIONS       $  66,245          $  32,472        $ 194,536         $  78,544
                                                                  =========          =========        =========         =========

-----------------------
MORTGAGE NOTES AND BANK                                                                              Sept 30,          December 31,
LOANS PAYABLE                                                                                          2004                2003
-----------------------                                                                              --------          ------------
(In thousands)
Wholly-owned properties
  Mortgage notes payable                                                                             $1,179,860        $1,150,054
  Debt premium on mortgage notes payable                                                                 60,946            71,127
  Bank loans payable                                                                                    112,000           170,000
                                                                                                     ----------        ----------
                                                                                                      1,352,806         1,391,181
Company's proportionate share of
partnerships and joint ventures
  Mortgage notes payable                                                                                108,055           109,581
                                                                                                     ----------        ----------
Total mortgage notes and bank loans payable                                                          $1,460,861        $1,500,762
                                                                                                     ==========        ==========